EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP

Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 3, 2002, in the Registration Statement (Form S-11) and related Prospectus of Wells Real Estate Fund XIV, L.P. for the registration of 4,500,000 of its limited partnership units.

/s/ Ernst & Young LLP

Atlanta, Georgia
November 26, 2002